Exhibit 99.1

For Immediate Release (June 3, 2024; 8:01 PM CST)

DynaResource, Inc. Announces

Executive Leadership Change

Mr. Rohan Hazelton Appointed as President, CEO, Interim CFO and Director of DynaResource, Inc.

IRVING, Texas / June 3, 2024 / DYNR-DynaResource, Inc. (OTCQX: DYNR) (“DynaResource”, or “the Company”) today announced the appointment of Mr. Rohan Hazelton as President and Chief Executive Officer (“CEO”), Interim Chief Financial Officer and Director of the Company, effective immediately. Mr. Hazelton is an experienced mining executive whose career spans multiple decades in executive roles at senior mining companies as well as with junior producers and developers. Mr. K.D. Diepholz will resign as President and CEO and will continue to assume the role of Chairman of the Board of Directors. Mr. Diepholz will assist Mr. Hazelton in assuming the CEO / President roles, and to ensure a smooth transition for the Company.

Mr. Brent Omland, Director of the Company, and Co-CEO of Ocean Partners UK Limited, who is a shareholder of the Company said: “On behalf of the board of directors and shareholders, I would like to thank KD for his exceptional service and dedication to DynaResource. KD has been instrumental in founding and developing DynaResource and leading the Company to the position it has attained today. We are grateful for KD’s leadership in consolidating the ownership of San Jose de Gracia, and for bringing San Jose de Gracia into production and growing the sale of gold concentrate. In addition to applying his considerable finance and industry experience to DynaResource, KD created a strong foundation for the further development of the San Jose de Gracia Project, and he has built an exceptional team with which to advance the operations and expansion activities currently ongoing at San Jose de Gracia.”

Mr. Diepholz stated: “We are delighted to welcome Rohan to his new role as President, CEO, Interim CFO and Director of DynaResource. Rohan’s deep experience in corporate and mine development aligns with our Company goals to build a world-class mining company. Rohan has an impressive track record of advancing mining companies through financing, production and operational expansions and improvements. I am confident his proven skills, along with his entrepreneurial spirit will prove to be instrumental in advancing DynaResource to the next levels as a mid tier mining company.”

Mr. Phil Rose, Director of the Company said, “We would like to thank KD for his commitment to DynaResource. We are grateful for the accomplishments made by the Company under his leadership including bringing San Jose de Gracia into production after a 100-year hiatus. We are excited to continue the expansion of SJG with Rohan and look forward to his guidance and contributions in improving operational and financial performance.”

Exhibit 99.1

Mr. Hazelton has over 20 years of leadership experience in the mining industry, with financing and operational expertise, and experience building and expanding mines and leading high-performance teams which are the foundations for world-class companies. Mr. Hazelton has significant operational experience in Mexico. Prior to joining DynaResource, Mr. Hazelton was Chief Executive Officer of NorZinc Ltd, a zinc-lead-silver developer, Chief Financial Officer of both Cerrado Gold (TSXV: CERT) and Ascendant Resources (TSX: ASND), and co-founded KORE Mining (TSXV: KORE), serving as KORE’s CEO. Prior to that, he worked at Goldcorp, and its predecessor Wheaton River Minerals, as one of its earliest employees and held roles of increasing leadership and responsibility throughout the organization including CFO Goldcorp Mexico and VP Strategy.

Mr. Hazelton has served on the Board of Directors of NorZinc, Primero Mining, Terrane Metals and Gryphon Gold as well as several non-profits. He holds the Chartered Professional Accountant designation and graduated from Harvard University with Honors, with a Bachelor of Arts in Applied Math and Economics.

Mr. Hazelton has been granted DSUs, RSUs and Stock Options under the Company’s Equity Incentive Plan of 1.75 million shares at an exercise price equal to $1.75 per share, subject to regulatory and shareholder approvals, if required.

The Company has also accepted the resignation of Ing. Rene Mladosich from the Company’s Board of Directors in order for Rohan Hazelton to be named Director. “We would like to thank Rene for his several years’ of service as a Director of the Company, and for his ongoing leadership provided for the entire operations team,” said KD Diepholz.

About DynaResource

DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

IMPORTANT CAUTIONARY NOTE REGARDING CANADIAN DISCLOSURE STANDARDS

The Company is an “OTC Reporting Issuer” as that term is defined in Multilateral Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, promulgated by various Canadian Provincial Securities Commissions. Accordingly, certain disclosure in this news release or other disclosure provided by the Company has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”) applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As such, information contained in this news release or other disclosure provided by the Company concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC and not subject to Canadian securities legislation. This news release or other disclosure provided by the Company may use the terms “measured mineral resources”, “indicated mineral resources”

Exhibit 99.1

and “inferred mineral resources”. While these terms are recognized and required by Canadian regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted to reserves. In addition, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, although they may form, in certain circumstances, the basis of a “preliminary economic assessment” as that term is defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these

Exhibit 99.1

risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.

For Information on DynaUSA and DynaMéxico, please visit www.dynaresource.com,

or contact:

Brad J. Saulter, DynaUSA V.P. – Investor Relations: 972-996-7417;
General Inquiries: 972-869-9400
K.D. Diepholz, DynaUSA – Chairman

Press Contact
Brad J. Saulter

DynaUSA V.P. - Investor Relations

972-869-9400

Source: DynaResource, Inc.